                                                                   Exhibit 23.4


                 [Blackman Kallick Bartelstein, LLP Letterhead]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for the years ended December 31, 1995, 1994 and 1993 dated March 20, 1996 in Capstone Pharmacy Services, Inc.'s Form 8-K dated February 29, 1996 and to all references to our firm included in this registration statement.


Blackman Kallick Bartelstein, LLP


Chicago, Illinois
September 18, 1996